Exhibit 99

FOR IMMEDIATE RELEASE

DATE: March 22, 2006

CONTACT:	Donald V. Rhodes
Chairman and
	Chief Executive Officer	(360) 943-1500

Heritage Financial Corporation Announces the Retirement of

Director Lynn M. Brunton

HERITAGE FINANCIAL CORPORATION (NASDAQ: HFWA)-Olympia, WA, March 22, 2006—Heritage Financial Corporation Chairman and Chief Executive Officer Donald V. Rhodes today announced the retirement of director Lynn M. Brunton to be effective at the April 27, 2006 Annual Meeting of Shareholders. Ms. Brunton has asked that she not be re-nominated when her term expires at that time. Mr. Rhodes stated, “Lynn has been an important member of our board since 1990 and her advice and counsel will be missed”.

Heritage Financial Corporation is a $750 million bank holding company headquartered in Olympia, Washington. The Company operates two community banks, Heritage Bank and Central Valley Bank. Heritage Bank serves Pierce, Thurston and Mason Counties in the South Puget Sound region of Washington through its thirteen full service banking offices and its Online Banking Website www.HeritageBankWA.com. Central Valley Bank serves Yakima and Kittitas Counties in central Washington through its six full service banking offices and its Online Banking Website www.CVBankWa.com. Additional information about Heritage Financial Corporation is available on its Internet website www.HF-WA.com.